Exhibit 99.1

FOR IMMEDIATE RELEASE

RCS Capital Provides Business Update

Completes $27 Million Issuance of New Senior Unsecured Promissory Notes to
Provide Incremental Liquidity;
$12 Million Issued to Affiliates of AR Capital, $15 Million Issued to Affiliates of Luxor Capital Group

Company and its Lenders Agree to Certain Modifications to the Credit Facilities

Company Agrees to Sell Hatteras Liquid Alternatives Platform to the Hatteras Funds Management Group

Company Announces Changes to Board of Directors;
Luxor’s Michael Conboy Joins Board and Executive Committee;
Apollo’s Marc Rowan and Anthony Civale Resign

Independent Board Members of RCS Capital Given Proxy to Vote Majority Class B Share
and Series D-1 Preferred Shares; Company Given Right to Purchase B Share for $1

Lazard Frères & Co. LLC Engaged to Explore Strategic Alternatives

Company to Issue Third Quarter 2015 Earnings and File 10-Q on or Before November 16th

New York, New York, November 9, 2015 – RCS Capital Corporation (NYSE: RCAP) (“RCS Capital” or the “Company”) today provided the following update as the Company continues to execute on its plan to rationalize its capital structure, increase financial flexibility and position the Company for long-term growth.

New Senior Unsecured Promissory Notes Issuance

RCS Capital announced that it entered into an agreement to issue $27 million of new Senior Unsecured Promissory Notes (the “Notes”), $12 million of which will be issued to RCAP Holdings, LLC, a private holding company under common ownership with AR Capital, LLC (“AR Capital”), and $15 million of which will be issued to affiliates of Luxor Capital Group (“Luxor”). The Notes bear interest at a rate of 12% per annum with interest payable in kind. The AR Capital investment in the Notes is redeemable by the Company at par plus accrued interest under certain circumstances. The Notes are exchangeable, under certain circumstances, into securities issuable in a future financing.

Credit Facilities Modifications

The Company announced it has agreed with its first and second lien lenders under its existing senior secured credit facilities to make certain modification to the facilities, including to permit the incurrence of the Notes among other things.

Company Agrees to Sell Hatteras Liquid Alternatives Platform

The Company announced that is has signed a letter of intent to sell its liquid alternatives investment management platform (Hatteras) to the Hatteras Funds management group for $5.5 million and the assumption of certain earn-out obligations. Prior to and following the sale of Hatteras, Realty Capital Securities will continue to distribute  alternative investments, including non-traded REITs and BDCs, including the full suite of AR Capital products.

Changes to Company’s Board of Directors

The Company also announced that Michael Conboy of Luxor Capital Group has been elected to the RCS Capital Board of Directors and as a member of its Executive Committee. The Executive Committee is comprised of Non-Executive Chairman Mark Auerbach and Mr. Conboy. In addition, the Company announced that Marc Rowan and Anthony Civale of Apollo have resigned from RCS Capital's Board of Directors, effective immediately.

Following these changes, the RCS Capital Board will be comprised of six directors, four of whom are independent. These changes reflect RCS Capital’s continued focus on Board independence and corporate governance best practices and align with the Company’s ongoing strategic and operational initiatives.

RCS Capital Independent Board Members Given Proxy to Vote Majority Class B Share and Series D-1 Preferred Shares

In connection with the issuance of the promissory note to RCAP Holdings, RCAP Holdings has granted to the independent members of the Company’s Board of Directors a proxy to vote the single outstanding share of the Company’s Class B common stock on certain specified matters in support of a restructuring transaction approved by the Board of Directors. In addition, AR Capital agreed to grant to the independent members of the Company’s Board of Directors a proxy to vote the Series D-1 preferred shares acquired from Apollo Global Management on certain specified matters.

Pursuant to the Company’s charter, the holder of the single outstanding share of our Class B common stock always has a majority of the voting power of the Company’s outstanding common stock. In addition, the Company has been granted the option to repurchase the B Share for $1 for a period of time provided the $12 million RCAP Holdings Notes are repaid in full.

The Company expects that the grant of the proxy over the Class B share and the Series D-1 preferred shares to the independent members of the Board of Directors, consisting of Non-Executive Chairman Mark Auerbach and independent directors C. Thomas McMillan and Douglas Wood, should help facilitate future discussions as the Company explores strategic alternatives.

Lazard Frères & Co. LLC to Assist RCS Capital in Exploration of Strategic Alternatives

As previously noted, the Company’s Board of Directors has engaged Lazard Frères & Co. LLC to assist in the exploration of exploration of options to raise significant capital and to rationalize the Company’s capital structure. As part of this process, the independent directors on the Board, led by Non-Executive Chairman Mark Auerbach, will negotiate and approve any proposals derived from the process led by Lazard.

Company Expects to Issue Third Quarter 2015 Earnings on or before November 16th

The Company also announced that, given the recently announced strategic initiatives and the time required to incorporate these initiatives into various financial reporting documents, it will utilize the statutory extension period and will now issue its third quarter 2015 earnings release and file its 10-Q filing on or before November 16th.

Mark Auerbach, the Company’s non-executive Chairman commented, “We are grateful to all of the parties involved in these transactions. Our lending group continues to provide us the flexibility and support we require to reposition RCS to a Cetera-only organization. This transition is well underway and we are excited about the prospects of a well-capitalized, retail-focused entity. I’d also like to thank Luxor and AR Capital for the infusion of liquidity required to see this transition through. Additionally, by relinquishing the control B share, RCAP Holdings has given clarity to the recapitalization process.

Finally I’d like to thank Marc and Anthony for their substantial efforts during their time on the Board. We have a lot of work remaining, but this combination of fresh liquidity, bank debt relief and an unobstructed path to a change of control for new money investors is a positive start for RCS Capital.”

Additional details relating to the matters set forth above will be set forth in a filing with the U.S. Securities and Exchange Commission later this week.

About RCS Capital

RCS Capital Corporation (NYSE: RCAP) is a full-service investment firm expressly focused on the individual retail investor. With operating subsidiaries including retail advice services, investment banking, capital markets, investment research, and, until the completion of recently announced pending sales, wholesale distribution and investment management, RCS Capital's business is designed to capitalize, support, grow and maximize value for the investment programs it distributes and the independent advisors and clients it serves. Additional information about RCS Capital can be found on its website at www.rcscapital.com. RCS Capital may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Important Notice

The statements in this press release include statements regarding the intent, belief or current expectations of RCS Capital and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “look forward” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including availability of sufficient liquidity and RCS Capital’s ability to negotiate and consummate the agreed upon transactions as well as a future strategic transaction. Additional factors that may affect future results are contained in RCS Capital's filings with the SEC, which are available at the SEC's website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and RCS Capital undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Media Inquiries:	Investor Inquiries:
Jonathan Keehner Mahmoud Siddig Joele Frank, Wilkinson Brimmer Katcher jKeehner@joelefrank.com msiddig@joelefrank.com (212) 355-4449	Andrew G. Backman Managing Director Investor Relations and Public Relations RCS Capital Corporation ABackman@rcscapital.com (917) 475-2135	Brian D. Jones Chief Financial Officer RCS Capital Corporation BJones@rcscapital.com (646) 937-6903